Exhibit 1

ORIENT-EXPRESS HOTELS LTD.

Underwriting Agreement

New York, New York
July 10, 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Orient-Express Hotels Ltd., a Bermuda company  (the “Company”), proposes to sell to you (the “Underwriter”) the number of class A common shares, $ .01 par value each (“Class A Common Shares”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Securities”). Any reference herein to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a)           The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related preliminary prospectus dated July 10, 2006 (the “Basic Prospectus”), for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.   The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)           On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

The Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(c)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)           (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)            To the knowledge of the Company, Deloitte & Touche LLP, the accountants who certified and reported on the financial statements and supporting schedule included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Act and the rules of the Commission.

(g)           The consolidated financial statements of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedule and notes, present fairly the financial position and results of operations of the Company and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the Act, the Exchange Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in all material respects the information required to be stated therein. Any summary consolidated financial data included or incorporated by reference in the Disclosure Package and in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h)           Subsequent to December 31, 2005, or except as otherwise disclosed in the Disclosure Package and in the Final Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, other than regular quarterly dividends in the amount of $.025 per Class A Share and per Class B Share (as hereinafter defined).

(i)              The Company and the subsidiaries of the Company have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct the Company’s business on a consolidated basis as described in the Disclosure Package and in the Final Prospectus; and the Company has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement; and the Company and the subsidiaries of the Company are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(j)            This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except that (a) the validity of the indemnification and contribution provisions of Section 8 of this Agreement may be limited by public policy considerations, and (b) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York, and may be subject to the discretion of the United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and/or New York CPLR Section 510, respectively.

(k)           The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company, and the Rights attached to the Securities were validly issued when the Securities to which they are attached were issued; and the Preferred Shares issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(l)            The Securities to be sold and issued to the Underwriter from the Company have been duly authorized by the Company and are fully paid and non-assessable; and the descriptions of the Class A Common Shares and the Rights in the Disclosure Package and in the Final Prospectus are materially accurate and complete summaries of the rights in the instruments defining the same.

(m)          The authorized, issued and outstanding capital shares of the Company are as set forth in the Disclosure Package and in the Final Prospectus in the first paragraph under the caption “Description of the Common Shares” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and in the Final Prospectus).

(n)           All of the outstanding capital shares of the Company and the subsidiaries of the Company, have been duly authorized and validly issued and are fully paid and non-assessable, and the Company, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societé de la Cité S.A., approximately 25% of the equity in CSN (San Miguel) Holdings Ltd. and OEH Inmobiliaria S.A. de C.V., and 6.5% of the equity in Europe Hotel LLC are not owned by the Company or its subsidiaries; no holder of the outstanding capital shares of the Company is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder; and none of the outstanding capital shares of the Company was issued in violation of the preemptive rights of any shareholder of the Company.

(o)           The Class A Common Shares and the Rights associated therewith are listed on the New York Stock Exchange, and the Securities and the Rights associated therewith will be listed on the New York Stock Exchange at the Closing Date.

(p)           Neither the Company nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, loan or credit agreement, note, lease, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect; and

(A)          the execution and delivery by the Company of this Agreement;

(B)           the performance by the Company of its obligations under this Agreement and its compliance with such obligations;

(C)           the sale and delivery by the Company of the Securities, the Rights, and, upon exercise of the Rights, the Preferred Shares; and

(D)          the consummation of the other transactions contemplated in this Agreement,

(I) have each been duly authorized by all necessary corporate action on the part of the Company, (II) do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, do not and will not result in a change of control with respect to the Company under, or (III) will not result in the creation or imposition of any tax, lien, charge or encumbrance upon, any property or assets of the Company or any subsidiary of the Company under: (x) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults, liens and charges or encumbrances that would not have a Material Adverse Effect; or (y) the charter or bye-laws or other constituent documents of the Company or any of the Company’s subsidiaries; or (z) any statute, rule or regulation, or any decree, judgment or order of any United States domestic (“domestic”) or foreign court or governmental agency or body having jurisdiction over the Company or any of the Company’s subsidiaries, or over their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

(q)           There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (other than as disclosed in the Disclosure Package), now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement, Disclosure Package and the Final Prospectus or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Securities pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the Company and its subsidiaries considered as one enterprise.

(r)            There are no contracts or documents which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the Act or by the rules of the Commission, or are required to be described in the Disclosure Package and in the Final Prospectus, which have not been so filed or incorporated by reference or described.

(s)           The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(t)            No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Company of the Securities and the Rights except:

(A)                              such as shall have been obtained or made under the Act or rules and regulations thereunder,

(B)                                such as have been obtained from the Bermuda Monetary Authority (if any), and

(C)                                such as may be required under state securities laws in connection with the purchase and distribution of the Securities and the Rights by the Underwriter.

(u)           Except as disclosed in the Disclosure Package and the Final Prospectus, or except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(v)           Each of the Company and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise referred to in the Disclosure Package or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(w)          The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(x)            Except as disclosed in the Disclosure Package and the Final Prospectus or except as would not individually or in the aggregate have a Material Adverse Effect, (A) the Company and its subsidiaries are in compliance with all applicable Environmental Laws, (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries. “Environmental Law” means any United States (or other applicable jurisdiction’s) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(y)           There are no contracts, agreements or understandings between the Company and any person other than the Company granting such person the right to require the Company to include in the Registration Statement any securities (debt or equity) of the Company owned or to be owned by such person.

(z)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and internal control over financial reporting (as such term is defined in Rule 13a—15(f) under the Exchange Act), as described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company’s system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There have been no changes in the Company’s internal control over financial reporting since December 31, 2005, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)         The Company and its officers and directors are in compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

(bb)         Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)         The Company and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Registration Statement, the Disclosure Package and the Final Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.             Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Securities set forth in Schedule I hereto.

3.             Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than four Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

4.             Offering by Underwriter. It is understood that the Underwriter propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements. The Company agrees with the Underwriter that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or of the Basic Prospectus (including the Final Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and

(4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses identified on Schedule I hereto. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Class A Common Shares or any securities convertible into, or exercisable, or exchangeable for, Class A Common Shares; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6.             Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Carter Ledyard & Milburn LLP, U.S. counsel for the Company, to have furnished to the Underwriter their opinion dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)            Orient-Express Hotels Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of Charleston Center LLC and Windsor Court Hotel LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(ii)           To the best of such counsel’s knowledge, except as may be described in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which the Company or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus pursuant to Item 103 of Regulation S-K.

(iii)          (a)  The execution and delivery by the Company of this Agreement, (b) the performance by the Company of its obligations under this Agreement, and its compliance with its obligations thereunder, (c) the consummation of the offering, sale and delivery by the Company of the Securities and the Rights associated therewith, and (d) the consummation of the other transactions contemplated by this Agreement specifically referring to the Company, including the issuance and delivery by the Company of the Preferred Shares issuable upon the exercise of the Rights (assuming that the Preferred Shares were issued on the date of this opinion), each do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or constitute a breach of or default under, result in a breach or violation by the Company of any of the terms or provisions of, or result in a change of control with respect to the Company or a default by the Company under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in a schedule to such opinion, or (B) any United States federal or New York statute, rule or regulation, or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to the Company or to any of its properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

(iv)          No consent, approval, authorization or order of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of our knowledge, any United States federal or New York court is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except, in the case of the Securities and the Rights associated therewith, (a) such as have been obtained or made under the Act and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Securities, (a) such as may be required under the Act or the Exchange Act, and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights.

(v)           The Registration Statement has become effective under the Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, Disclosure Package and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective (including the information deemed to be part of the Registration Statement at the time it became effective pursuant to Rule 430B under the Act) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion).

(vi)          Such counsel has no reason to believe that the documents and information specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package and the information specified on such schedule and, taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(vii)         Each document incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules of the Commission thereunder.

(viii)        The descriptions in the Registration Statement, the Disclosure Package or the Final Prospectus of those contracts and other legal documents, United States federal and New York statutes, and legal and governmental proceedings in the United States that are listed in a schedule to such opinion, are accurate summaries in all material respects, and fairly present the information required to be given.

(ix)           The information included in the Disclosure Package and the Final Prospectus under “Material Tax Considerations — Material  United States Federal Income Tax Considerations” accurately describes in all material respects the United States federal income tax consequences that generally will apply to purchasers of Securities under currently applicable law.

(x)            To the best of our knowledge, there are no contracts or documents required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or required to be filed as exhibits to the Registration Statement, or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, which are not described or filed or incorporated by reference as required, it being understood that we express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement, the Disclosure Package or the Final Prospectus.

(xi)           The Class A Common Shares and the Rights are listed on the New York Stock Exchange.

(xii)          The Company is eligible to use Form S-3 for the registration under the Act of the offer and sale of the Securities as described in the Disclosure Package and the Final Prospectus.

(xiii)         The Company’s submission (pursuant to Section 16 of the Underwriting Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, the Underwriting Agreement is valid and enforceable against the Company, and the Company’s appointment of Orient-Express Hotels Inc. and Corporation Service Company as its designee, appointee and agent upon whom process may be served in any such action or proceeding is also valid and enforceable against the Company. However, the enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. § 1404(a) and New York CPLR § 510, respectively.

(xiv)        The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)           The Company shall have requested and caused Appleby Spurling Hunter, Bermuda counsel for the Company, to have furnished to the Underwriter their opinion dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)            Each of the Company and Orient-Express Holdings I Ltd. (the “Subsidiary”) is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda.

(ii)           The Company has all requisite corporate power and authority under its Constitutional Documents to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and the Company has all requisite power and authority to enter into and perform its obligations under the Underwriting Agreement.

(iii)          This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against it in accordance with its terms.

(iv)          The authorized and issued share capital of the Company is as set forth in the Disclosure Package and the Final Prospectus under the caption “Description of the Common Shares”. All of the issued and outstanding common shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding Common Shares of the Company were issued in violation of any pre-emptive or other similar rights of any security holder of the Company pursuant to the Company’s constitutional documents.

(v)           The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance by the Company and have been validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability with respect to the debts or obligations of the Company solely by reason of being such a holder.

(vi)          The Rights Agreement has been duly authorized, executed and delivered by the Company, the Rights have been duly authorized by the Company, the Rights attached to the Securities are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by the Company for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(vii)         Based solely on the results of such counsel’s litigation search there is not pending or threatened any action, suit, proceeding, inquiry or investigation in Bermuda, to which the Company or the Subsidiary is a party, or to which the property of the Company or the Subsidiary is subject, before or brought by any court or governmental agency or body, in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations thereunder.

(viii)        The information in the Registration Statement and the Disclosure Package and the Final Prospectus under “Description of the Common Shares”, “Material Tax Considerations—Material Bermuda Tax Considerations”, “Risk Factors — Risks of Owning and Selling Class A Common Shares” and in the Registration Statement under Items 14 and 15 to the extent that it constitutes matters of Bermuda law, or legal conclusions with respect thereto, are accurate in all material respects.

(ix)           Neither the execution and delivery by the Company of this Agreement, the performance by the Company of, or its compliance with, its obligations under this Agreement and the consummation of the transactions contemplated in this Agreement or in the Registration Statement, the Disclosure Package and the Final Prospectus, including the sale and delivery by the Company of the Securities, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of this opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of the Company under, (i) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Disclosure Package and the Final Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which the Company or the Subsidiary is a party or by which they are bound or to which any of their property or assets are subject (except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), or (ii) any requirement of any law or any regulation of Bermuda or (iii) the Company’s constitutional documents.

(x)            No consent, approval, authorization or order of, or registration or qualification or filing of or with, any Bermuda governmental agency or Bermuda governmental body or, to the best of our knowledge, any Bermuda court is required for the performance by the Company of its obligations under the Underwriting Agreement, except the consent of the Bermuda Monetary Authority to the issue by the Company of the Securities (which consent has been obtained).

(xi)           The choice of the laws of the state of New York as the proper law to govern this Agreement is a valid and binding choice of law under Bermuda law and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement in proceedings brought before them in relation to this Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the state of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law. Although ultimate determination of the public policy issues would depend upon the circumstances prevailing at the time of the court application, we are not aware of any current public policy constraints to the recognition of New York law as the governing law of this Agreement.

(xii)          The irrevocable and unconditional submission by the Company to the jurisdiction of any state or federal court in New York under this Agreement is not contrary to Bermuda law and would be recognized by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(xiii)         A final and conclusive judgment of a competent foreign court against the Company based on this Agreement, and the transactions contemplated thereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that: (x)           the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and (y) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law. Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority’s policy is to give the consents necessary to enable recovery in the currency of the obligation. Such counsel shall state that it has no reason to believe that as of the date of this opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions this Agreement would contravene Bermuda public policy or laws.

(xiv)        There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Securities to the Underwriter, or the consummation of any of the other transactions contemplated in this Agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Bermuda, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d)           The Company shall have requested and caused Edwin S. Hetherington, Secretary of the Company, to have furnished to the Underwriter his opinion dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)            (A) The execution and delivery by the Company of this Agreement, (B) the performance by the Company of its obligations under this Agreement, and its compliance with its obligations thereunder, (C) the consummation of the offering, sale and delivery by the Company of the Securities and the Rights associated therewith, and (D) the consummation of the transactions contemplated by this Agreement, including the issuance and delivery by the Company of the Preferred Shares issuable upon the exercise of the Rights (assuming that the Preferred Shares were issued on the date of this opinion), each do not and will not, whether with or without the giving of notice, the passage of time, or both, conflict with or constitute a breach of or default under, result in a breach or violation by the Company of any of the terms or provisions of, or result in a change of control with respect to the Company or a default by the Company under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under, (x) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in a schedule to such opinion, or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court in the United Kingdom having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

(ii)           To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened in England to which the Company or any of its subsidiaries is a party or to which any of its or their property is subject, except as may otherwise be disclosed in the and the Disclosure Package and the Final Prospectus and except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

(e)           The Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)           The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2006, and as at  March 31, 2006, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i)            in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2006, and as at March 31, 2006, incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2005, nothing came to their attention which caused them to believe that:

(1)           any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; or

(2)           with respect to the period subsequent to March 31, 2006, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital shares, increase in long-term debt or any decreases in consolidated total assets or shareholders’ equity of the consolidated companies as compared with amounts shown on the March 31, 2006 unaudited condensed consolidated balance sheet included or incorporated by reference in the Registration Statement or (b) for the period April 1, 2006 to July 10, 2006 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, in operating income or in the total or per-share amounts of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriter; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Summary” and “Risk Factors” in the Disclosure Package and the Final Prospectus, the information included or incorporated by reference in Items 1, 5, 6, 7, 11 and 12 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(h)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(i)            Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)            Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

(k)           The Securities and the Rights associated therewith shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(l)            At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from Simon M.C. Sherwood and James B. Sherwood addressed to the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriter, at 599 Lexington Avenue, New York, New York, on the Closing Date.

7.             Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           The Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Unless otherwise agreed in writing after the date of this Agreement, the Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriter and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances under the subheading “—Commissions and Discounts” and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Final Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             [Reserved]

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Class A Common Shares shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Underwriter at the address set forth on Schedule I hereto; or, if to the Company, to Orient-Express Hotels Ltd. at 22 Victoria Street, Hamilton HM 12, Bermuda, attention of the Secretary (fax: (809) 292-8666), with copies to Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5199) ; to Orient-Express Services Ltd., 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to Vincent Monte-Sano, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax: (212) 732-3232).

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty. The Company hereby acknowledges that (a) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (b) their engagement of the Underwriter in connection with the offering of the Securities is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering of the Securities (irrespective of whether any Underwriter have advised or are currently advising the Company on related or other matters).

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter hereof.

16.           Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement, the Securities or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and the Company hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably designates Orient-Express Hotels Inc. and Corporation Service Company as the designee, appointee and agent of the Company to receive, for and on behalf of the Company service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Securities or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to the Company at its addresses set forth in Section 12, but the failure of the Company to receive such copy will not affect in any way the service of such process. In addition to service on the Company’s process agent, the Company each further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Securities to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction

17.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the pricing information specified on Schedule II hereto and (iii) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the final prospectus relating to the Securities dated July 10, 2006 that was first filed pursuant to Rule 424(b) after the Execution Time.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ SIMON M.C. SHERWOOD
Name: Simon M.C. Sherwood
Title: President and Director

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ SCOTT EISEN
Name: Scott Eisen
Title: Director

SCHEDULE I

Underwriting Agreement dated July 10, 2006

Registration Statement No. 333-135673

Address of the Underwriter:

Citigroup Global Markets Inc.
388 Greenwich Street, New York, New York, 10013
Attention:  General Counsel (fax no.:  (212) 816-7912)

Title, Purchase Price and Description of Securities:

Title: Class A Common Shares

Number of Securities to be sold by the Company: 2,500,000

Price per Share to Public (include accrued dividends, if any): variable

Price per Share to the Underwriter — total: $39.76 per share -  $99,400,000 total

Closing Date, Time and Location:   July 14, 2006 at 10:00 a.m. at Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY

Type of Offering:  Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Underwriter: October 9, 2006

Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(e) at the Execution Time: not applicable

Permitted Free Writing Prospectus:  Company’s press release dated July 11, 2006 announcing the sale of the Securities

SCHEDULE II

Information other than the Basic Prospectus that comprises the Disclosure Package:

•                                          Total number of Securities offered:  2,500,000 class A common shares.

•                                          The offering will be a variable price offering.

[Form of Lock-Up Agreement]	EXHIBIT A

[            ], 2006

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Public Offering of Class A
Common Shares of Orient-Express Hotels Ltd.

Ladies and Gentlemen:

The undersigned, a stockholder and an officer and director of Orient-Express Hotels Ltd., a Bermuda company (the “Company”), understands that [             ] (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of the Company’s class A common shares, par value $.01 each (the “Class A Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Class A Shares or any of its class B common shares, par value $.01 each (the “Class B Shares”), or any securities convertible into or exchangeable or exercisable for shares of Class A or B Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, for the Class A or Class B Shares (collectively, the “Lock-Up Shares”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of shares of Class A Shares or B Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph will be delivered by the

Underwriter to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

Very truly yours,

Signature:

Print Name: